Exhibit 99.2 Important Notice Regarding the Availability of Materials BIOGEN INC. You are receiving this communication because you hold shares of common stock of Biogen Inc. ("Biogen"). Biogen has released informational materials regarding the spin-off of its wholly owned subsidiary, Bioverativ Inc. ("Bioverativ"), that are now available for your review. This notice provides instructions on how to access the materials for informational purposes only. It is not a form for voting and presents only an overview of the materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access and review closely the materials. To effect the spin-off, Biogen will distribute all of the outstanding shares of Bioverativ common stock on a pro rata basis to the Biogen stockholders. Following the distribution, which will be effective as of 12:01 a.m. Eastern Time on [ ], 2017, Bioverativ will be a separate, BIOGEN INC. 225 BINNEY STREET CAMBRIDGE, MA 02142 publicly traded company. Biogen is not soliciting proxy or consent authority from stockholders in connection with the spin-off. The materials consist of the Information Statement that Bioverativ has prepared in connection with the spin-off. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). E15259-TBD See the reverse side for instructions on how to access materials.

How to Access the Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. E15260-TBD Materials Available to VIEW or RECEIVE: INFORMATION STATEMENT How to View Online: following page) and visit: www.materialnotice.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY E15261-TBD

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